                        CONSENT OF INDENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-71445) pertaining to the 1996 and 1997 Stock Option Plans and (Form S-3 No. 333-36113) pertaining to 2,947,753, shares of Common Stock of Network Event Theater, Inc. of our report dated August 30, 1999, with respect to the consolidated financial statements of Network Event Theater, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.



                                                 Ernst & Young LLP
                                                /s/ Ernst & Young LLP


New York, New York
September 23, 1999